RESTRICTED STOCK AGREEMENT


                                   Background


         Crown Cork & Seal Company, Inc. (the "Company") desires to encourage the highest level of performance from __________ ("Mr. __________") as an executive officer of the Company by providing Mr. __________ a proprietary interest in the Company's success and progress. Accordingly, the Company has determined to grant Mr. __________ _____ shares of the Company's common stock, subject to restrictions designed to retain Mr. __________'s services and encourage the highest level of performance. Therefore, the Company and Mr. __________, both intending to be legally bound, hereby agree as follows:

                                    Agreement

1. The Company, immediately following the execution of this Agreement, will issue or transfer _____ shares of the Company's common stock (the "Stock") to Mr. __________ (the "Grant"). The Grant shall consist of a certificate for ___ shares registered in Mr. __________'s name, subject to the restrictions set forth herein.

2. The Company will deliver to the Treasurer or the Secretary of the Company (the "Secretary") a stock certificate, representing ___ shares of Stock, showing Mr. __________ as the registered owner of such Stock (the "Certificate"), to be held in escrow in accordance with the terms of this agreement.

3. Simultaneously with the delivery of the Certificate described above, Mr. __________ will sign and deliver to the Secretary an undated stock power with respect to the Certificate, authorizing the Secretary to transfer title to the Certificate to the Company, in case Mr. __________ ceases to be an executive officer of the Company.

4. Mr. __________ will be considered a shareholder with respect to the escrowed Stock and will have all corresponding rights, including the right to vote the Stock and to receive all dividends and other distributions with respect to the Stock, except that Mr. __________ will have no right to sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any escrowed stock, and Mr. __________'s rights in the escrowed Stock will be subject to forfeiture as provided in paragraph 6(a) of this Agreement.

5. Mr. __________ will vest in the Stock on March 15, 2001. On such date, the escrow will terminate and the Secretary will deliver the Certificate to Mr. __________ as soon as practicable. If, on or before March 15, 2001, any of the conditions described in paragraph 6(a) of this Agreement have occurred, and Mr. _________ has not previously vested in the Stock pursuant to paragraph 6(b) below, Mr. __________ shall not vest in the Stock and shall forfeit all rights with respect to any such Stock. Title to all such forfeited Stock shall, at the direction of the Company, be transferred back to the Company.

6. (a) Mr. __________ shall forfeit all escrowed Stock upon the termination of his service as an executive officer for any reason, whether voluntary or involuntary, other than by reason of death or permanent physical or mental disability as determined by the Board of Directors of the Company, or upon any attempt by Mr. __________ to sell, exchange, transfer, pledge, hypothecate or otherwise dispose or encumber any of the escrowed Stock.

    (b) In the event of (i) Mr.__________'s death or disability as described above, or (ii) a Change in Control (as such term is defined in the Employment Agreement, effective as of January 3, 2000, between the Company and Mr. __________) of the Company, Mr. __________ shall vest in the Stock immediately, the escrow shall terminate and the Secretary shall deliver the Certificate to Mr. __________ or his personal representative as soon as practicable thereafter.

7. Mr. __________ represents that he is acquiring the Stock for investment and not with a view to distribution. All shares of Stock issued to Mr. __________ or his personal representative from the Secretary shall be transferred in accordance with all applicable laws, regulations or listing requirements of any national securities exchange, and the Company may take all actions necessary or appropriate to comply with such requirements including, without limitation, withholding federal income and other taxes with respect to such Stock; restricting (by legend or otherwise) such Stock as shall be necessary or appropriate, in the opinion of counsel for the Company, to comply with applicable federal and state securities laws, which restrictions shall continue to apply after the delivery of a Certificate for the Stock to Mr. __________ or his personal representative; and postponing the issuance or delivery of any Stock. Notwithstanding


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
any provision in this Agreement to the contrary, the Company shall not be obligated to issue or deliver any Stock if such action violates any provision of any law or regulation of any governmental authority or any national securities exchange.



















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

          This Agreement is entered into this ____ day of March, 2000.


Attest:                                  CROWN CORK & SEAL COMPANY, INC.


___________________________              By ______________________
                                             Name:
                                             Title:


___________________________              ___________________________
       Witness                           Mr. __________












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